EXHIBIT 10.7


                                     NOTICE:

   PORTIONS OF THIS DOCUMENT ARE COVERED BY A CONFIDENTIAL TREATMENT REQUEST. SUCH PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
     EXCHANGE COMMISSION, AND ARE MARKED HEREIN WITH A DOUBLE UNDERLINE AND
                      THREE ASTERISKS (***) WHERE OMITTED.

                                DEALER AGREEMENT

                                     between



                              TRANSCO, S.A. DE C.V.
      (A corporation organized under the laws of the United Mexican States or such other entity as permitted pursuant to this Agreement and herein referred to as the "Dealer")

                                 With offices at

                        2301 Canyon Boulevard, Suite 103
                             Boulder, Colorado 80302


                                       and


                         HYUNDAI PRECISION AMERICA, INC.
     (A corporation organized under the laws of the State of California and herein referred to as the "Company")

                                 With offices at

                        8880 Rio San Diego Dr., Ste. 600
                               San Diego, CA 92108


             Agreed and entered into the 17th day of November, 2000


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                                    RECITALS

         WHEREAS, the Company wishes to sell certain of its products in the United Mexican States;

         WHEREAS, the Dealer wishes to establish a relationship with the Company to sell certain of the Company's products in the United Mexican States;

         WHEREAS, the Company must have the ability to terminate any agreement should the Dealer fail to perform its obligations under the agreement; and

         NOW, THEREFORE, Company and Dealer enter into this agreement, each with certain rights and responsibilities, including the right of Company to terminate this Agreement should the Dealer fail to perform its obligations as set forth below.


                                    AGREEMENT

1. DEFINITIONS. As used in this Agreement, the following terms will have the following meanings:

         (a) "HYUNDAI TRAILERS" means semi-trailers and converter dollies, including dry vans of all sizes and types and refrigerated vans bearing the name "HYUNDAI." No passenger, motorized or self-propelled vehicles are included within the meaning of HYUNDAI Trailers.

         (b) "UNIT" shall mean a single HYUNDAI Trailer.

         (c) "AREA OF RESPONSIBILITY" shall mean the geographical area designated to be the area of the Dealer's primary sales and service responsibility as set forth on Exhibit A.

         (d) "TRANSCO, S.A. DE C.V." shall mean a corporation owned by Randolph
M. Pentel, Lynch Grattan, Mario Conzuelo Betancourt, Fred C. Boethling and Steven E. Reichert or any combination of such persons or entities, controlled or affiliated by or with those individuals including without limitation CapSource Financial, Inc., a Colorado corporation.


2. DEALER APPOINTMENT & ACTIVITIES:

         (a) Appointment. Company grants to Dealer the right to purchase HYUNDAI Trailers from Company for resale in the Area of Responsibility, and Dealer will use its best efforts actively and vigorously to sell HYUNDAI Trailers, and to promote and develop the potential for the sale of HYUNDAI Trailers within the Area of Responsibility.

         (b) Term of Agreement. Subject to the parties' rights to terminate this Agreement pursuant to Section 15, this Agreement shall begin December 1, 2000, and remain in effect until November 30, 2004.

         (c) No Other Dealers. For the term of this Agreement, Company agrees not to assign any other dealerships in the Dealer's Area of Responsibility or allow any other entity or person in the Dealer's Area of Responsibility to purchase Hyundai Trailers from the Company for the primary purpose of reselling such Hyundai Trailers. However, subject to the provisions of Section 5(b), nothing in this Agreement shall prohibit the Company from selling HYUNDAI Trailers directly to end users in the Area of Responsibility. Dealer acknowledges and agrees that the Company cannot prohibit an authorized Hyundai trailer dealer in the United States from selling directly into Mexico and Dealer further acknowledges and agrees that Dealer shall have no recourse against the Company for such sales.

         (d) Obligations. To fulfill its responsibilities, Dealer will (i) maintain and display at all times an adequate inventory of new HYUNDAI Trailers;
(ii) display in a conspicuous manner approved "HYUNDAI" sales,


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


service and parts signs at all facilities; (iii) to purchase and stock a reasonable inventory of spare parts associated with HYUNDAI Trailers; and (iv) furnish Company upon request annual financial statements for Dealer prepared by independent certified public accountant.

         (e) Legal Notices. Dealer will immediately advise Company of any legal notices served on Dealer which might affect Company, to the address set forth in the cover page of the agreement herein, with simultaneous and complete copy to [Mexican lawyers' addresses]. Dealer further will reasonably assist and cooperate with representatives of the Company during trips to the Area of Responsibility and in the event of any dispute arising between Company and its customers or dealers, Dealer with provide Company with all reasonable cooperation and assistance as Company may require.

         (f) Scheduled Meetings. Dealer will send appropriate representatives to all of Company's regularly scheduled sales and service meetings for the purpose of obtaining current product information regarding the HYUNDAI Trailers.


3. RELATIONSHIP OF PARTIES:

         (a) Independent Contractors. It is specifically understood and agreed by the parties to this Agreement that Dealer is an independent contractor. Nothing in this Agreement will be construed: (i) to give either party the right or power to direct or control the daily activities of the other party; (ii) to constitute the parties as principal and agent or legal representatives, employer and employee, franchiser or franchisee, partners, joint venturers, co-owners or otherwise as participants in a joint undertaking; or (iii) to allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever or to represent to any person, firm or entity that such party has any right or power to enter into any binding obligation on the other party's behalf.

         (b) Purchase on Own Account. Dealer acknowledges that it is buying and selling on its own account, and that no commissions are either implied or payable.

         (c) No Fee. Dealer acknowledges that it has not and will not be obligated to pay to Company any fee, rental payments, advertising payments, training payments, security deposits, escrow deposits or continuing royalties on sales in consideration for Company's appointment of Dealer as a dealer pursuant to this Agreement or otherwise in connection with this Agreement or any prior agreement, understanding or arrangement between them.

         (d) No Operational Control. The Company will not control Dealer's site selection, design or appearance of facility, hours of operation, accounting practices, service or sale techniques, personnel policy, advertising and promotional programs or selection of customers. Dealer is free to operate its business according to Dealer's own marketing plan, and except for Dealer's obligation to obtain current HYUNDAI Trailer information set forth in Section 2(f), Company will not require any formal business training, accounting systems, management, marketing or personnel advice, site selection assistance or specified operations manuals.

         (e) No Earnings Representations. Dealer acknowledges and agrees that Company has made no representations or warranties relating to Dealer's earnings, revenues, profits or sales in connection with this Agreement.


4. ADVERTISING. Company will advertise HYUNDAI Trailers in the Area of Responsibility in such media and to such extent as it deems appropriate for the furtherance of their sale and will supply or sell to Dealer general advertising and sales promotion material. Dealer will return all such materials to Company upon request, or in the event of termination of this Agreement unless Dealer has paid for such materials, in such case the materials are the property of the Dealer. Dealer may, subject to the other terms and conditions of this Agreement, undertake such independent advertising efforts as it determines. If Dealer desires to obtain Company's financial assistance for any such independent advertising efforts, Dealer will submit proposed advertising copy or plans to Company for approval and financial assistance according to Company's standard cooperative advertising program then in effect. Company will place and Dealer will pay for one-half the cost of a standard "trademark listing" in one yellow pages directory where Dealer has recognized office facilities.


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


5. PRICE AND TERMS:

         (a) Prices and Discounts. Prices of HYUNDAI Trailers offered to the Dealer will be the standard and current prices established by Company and in effect at the time Dealer places an order for HYUNDAI Trailers ("Dealer Price"). To the Dealer Price will be added, and dealer will be solely responsible for, any federal, state, municipal or other tax or taxes which may be levied upon or collectable from Company with respect to HYUNDAI Trailers, together with such other charges as may be added for decking, loading, boxing and advertising, plus Company's charge for delivery and handling to point of delivery. In the case of any controversy as to whether a transaction is taxable, Dealer will remit the amount of tax to Company pending a specific ruling by the relevant taxing authority. Company will remit to Dealer any overpayment of taxes that may result from such ruling.

         (b) Direct Sales. The Company agrees to credit Dealer's account as follows for each Unit sold directly by the Company in the rea of Responsibility:

                  (i) Orders of 10 or less Units, *** per Unit
                                                  ===
                  (ii) Orders of 11 to 100 Units, *** per Unit
                                                  ===
                  (iii) Orders greater than 100 Units, *** per Unit
                                                       ===
However, Dealer agrees that the Company has no obligation to compensate Dealer for direct sales to XTRA and TIP where sales of such Units are not intended for resale to third parties.

         (c) Delivery. HYUNDAI Trailers will be sold to Dealer F.O.B. nearest foreign port of export from the USA into Mexico. Dealer shall be responsible for importation into Mexico, including payment of import duties, value added taxes, customs processing fees and Customs Broker's fees. Upon delivery of HYUNDAI Trailers to a common carrier or to the representative or drive away agent of Dealer, all risk for loss or damage will be assumed by Dealer.

         (d) Payment. The Company shall initiate fabrication of HYUNDAI Trailers upon Dealer placing a down payment in the amount of *** of the total cost of the
                                                    ===
HYUNDAI Trailers ordered by the Dealer. Dealer agrees to pay the Company the balance due on any order upon delivery of such HYUNDAI Trailers to a common carrier or to the representative or drive away agent of Dealer. If Dealer purchases HYUNDAI Trailers from the Company's inventory of HYUNDAI Trailers, Dealer shall pay for such purchases in full upon delivery of such HYUNDAI Trailers to a common carrier or to the representative or drive away agent of Dealer. Dealer agrees that it shall forfeit any down payment on Trailers it has ordered but fails to pay for in full upon delivery.

         (e) Form of Payment. All payments made pursuant to this Agreement shall be made in US funds and forwarded to the address of the proper party as set forth on the cover page of this Agreement.

(f)      ***
         ===


6. INITIAL ORDER OF HYUNDAI TRAILERS. Upon execution of this Agreement, Dealer shall place an order for forty (40) Units of a specification or mix of specifications of Dealer's choice.


7. CHANGES OF PRICE AND SPECIFICATIONS. Subject to the restrictions of Section 5(b), Company reserves the right to change prices and/or discounts at any time, and when notice of such change or changes is mailed or faxed to Dealer, all previous prices or discount schedules for the items affected are thereby automatically superseded. The Company reserves the right to add or discontinue any HYUNDAI Trailer model and to revise, change or modify the construction of HYUNDAI Trailers or any part thereof, without obligation to make such changes or improvements on HYUNDAI Trailers previously ordered or shipped.


8. ORDERS. Company will ship HYUNDAI Trailers to Dealer only upon orders placed by Dealer. All orders are subject to approval and final acceptance by Company at its offices designated on the cover page of this Agreement. Company will notify Dealer when an order has been accepted. Dealer will place orders for HYUNDAI Trailers on


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


forms in use by Company, and Dealer will use its best efforts to place orders sufficiently in advance of its needs to permit Company to schedule and distribute such HYUNDAI Trailers in an orderly manner. All orders placed by Dealer will be considered firm and not subject to cancellation by Dealer when accepted by the Company and no order placed by Dealer and accepted by Company may be canceled by Dealer without Company's written consent.


9. CUSTOMER COMPLAINTS. During the term of this Agreement, Dealer will investigate and handle all complaints received from owners of HYUNDAI Trailers in the Area of Responsibility and will use its best efforts to secure and maintain the goodwill of the owner and the public toward the Dealer, Company and HYUNDAI Trailers. All reasonable expenses arising in connection with such complaints will be borne by Dealer unless otherwise agreed to by Company in writing. All complaints received by Dealer which cannot readily be remedied will be promptly reported in detail to the Company's Director of Warranty Administration, along with the relevant details, including the name and address of the complaining customer.


10. WARRANTY. Each HYUNDAI Trailer sold by Company to Dealer pursuant to this Agreement will be warranted by Company in accordance with Company's then current standard Mexican warranty for such HYUNDAI Trailers in effect at the time of the purchase. Company's then current standard warranty is attached as Exhibit B. Dealer will be compensated for performing warranty work on the HYUNDAI Trailers pursuant to the Company's standard "Warranty Procedures Manual" which is attached to and made a part of this Agreement as Exhibit C.


11. *** DEDUCTIONS. With the exception of ***, Dealer will have no right of set
    ===                                   ===
off as to any amount due Company or its affiliates.


12. CONFIDENTIALITY. Neither party will use or copy any of the other party's confidential information for any purpose other than as specifically authorized by this Agreement, and will not transfer or disclose any confidential information to any person, firm or entity, except to authorized employees in accordance with this Agreement. Additionally, the parties agree that the terms of this Agreement, in their entirety, are to be kept strictly confidential between the parties. This clause includes, without limitation, pricing, client database or lists and/or ***, contained in any physical, electronic or optical
media.                   ===


13.      TRADEMARKS:

         (a) Ownership, Validity, etc. Company is the owner or licensee of certain trademarks and trade names, including all trade names containing the word "HYUNDAI" and its logo. Dealer expressly acknowledges and agrees that, except as specifically set forth in this Agreement, at no time will it acquire or retain any right, title or interest whatsoever in or to, or appropriate for its own use, any of Company's intellectual property rights or Company's confidential information, Dealer will not take any action that might impair in any way any right, title or interest of Company and/or any licensee of Company in or to any of Company's intellectual property rights or challenge the ownership or validity of any of Company's trade names or trademarks.

         (b) Dealer's Name. Dealer may identify itself as an independent dealer of Company for the sole purpose of performing its obligations under this Agreement pursuant to this Agreement, but will not use any logo, name, trademark, trade name or service mark, including, without limitation, any non- (Spanish) language phonetic and/or visual approximation (or substitution) for any such logo, name or mark (collectively, "Name or Mark") of Company, in the Dealer's company or corporate name or in any advertising or publicity or in any other way, except directly in connection with marketing and sale of genuine HYUNDAI Trailers.

         (c) Accepted Use. Except as is permitted under Section 13(b), no license to Hyundai's trademark is granted pursuant to this Agreement. Furthermore, if Dealer desires to use Company's Name or Mark under the provisions of this Agreement, it will use such Name or Mark only in a form and manner specifically approved by Company in writing in advance of such use and subject to Company's reasonable quality control.

         (d) Cease Trademark Use Upon Termination. Upon the expiration or termination of this Agreement for any reason Dealer will immediately and permanently discontinue the use of all Company's Names or Marks; remove all signs bearing such Names or Marks; obliterate from letterheads, stationery, repair orders and other forms all such Names or Marks; discontinue the use of any identification or advertising, including telephone or internet


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directory listings, which might convey the impression that it is an authorized
"HYUNDAI" dealer. If Dealer continues to display "HYUNDAI" sales or service signs after the termination of this Agreement, Company will have the right to enter upon the premises where such signs are displayed, broadcast or electronically posted for the purpose of dismantling and removing them at Dealer's expense.


14. EVENT OF DEFAULT. For purposes of this Agreement an Event of Default shall be any of the following: (i) failure by Dealer to pay any amounts under the Agreement when due; (ii) any material breach by Dealer of this Agreement; (iii) failure of Dealer to establish a sales facility in the Mexico DF area, the specifications and design of which to be in the sole discretion of Dealer but shall include at a minimum the facilities necessary to conduct the Dealer's operation and fulfill the Dealer's obligations pursuant to this Agreement; (iv) failure of Dealer to purchase from Company at least three hundred (300) Units by the end of the initial twelve months of the agreement herein; (v) failure of Dealer to purchase from Company at least six hundred (600) Units by the end of the second twelve months of this Agreement; (vi) failure of Dealer to purchase from Company at least nine hundred (900) Units by the end of the third twelve months of this Agreement; and (vii) Dealer seeking protection under any bankruptcy or receivership law.


15. TERMINATION:

         (a) By the Company. Subject to the provisions of Section 15(b), this Agreement may only be terminated by the Company upon sixty (60) days written notice to Dealer of an uncured Event of Default.

         (b) Opportunity of Dealer to Cure. Upon receipt of written notice of an Event of Default, Dealer shall have thirty (30) days to cure such default ("Cure Period"). If Dealer cures the Event of Default specified in the written notice within the Cure Period, the Company may not terminate this Agreement pursuant to the Event of Default specified in such written notice.

         (c) By the Dealer. This Agreement may be terminated by the Dealer upon sixty (60) days written notice to the Company.


16. EFFECTS OF TERMINATION:

         (a) Cancellation of Pending Orders. Termination of this Agreement will not operate as a cancellation of orders for HYUNDAI Trailers received by Company from Dealer but not delivered prior to the effective date of such termination.

         (b) No Cancellation of Indebtedness. Termination of this Agreement will not operate as a cancellation of any indebtedness between the parties to this Agreement.

         (c) No Penalty. Each of the parties hereby waives any claim against the other for loss or damage of any kind because of failure of the parties to extend the term of this Agreement upon termination or expiration of this Agreement. Dealer acknowledges and agrees that any amounts which may be spent by Dealer in the performance of this Agreement will be spent and incurred voluntarily by Dealer with advance knowledge that this Agreement may be terminated as provided in Section 15 of this Agreement. Notwithstanding the foregoing, should this Agreement be terminated for reasons other than as set forth in Section 15 or terminated using procedures other than set forth in Section 15, the parties retain the right to seek all legal remedies available as a result of such termination.


17. REPURCHASES BY COMPANY. Upon termination of this Agreement, for whatever reason, Company and Dealer agree to negotiate in good faith for the disposition of all current year model new and unused HYUNDAI Trailers that are in good and salable condition and carried in stock by Dealer on the date of such termination.


18. SUPPLEMENTS TO THIS AGREEMENT. Any and all supplements, modifications, addenda or amendments to this Agreement will only be effective if contained in a writing, duly executed by both parties.


19. ENTIRETY. This Agreement, together with Exhibit A, embodies all of the agreements and understandings, whether oral or in writing, between the parties to this Agreement and cancels and supersedes all prior agreements in


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existence between the parties, whether written or oral, but will not operate as a cancellation of any indebtedness between the parties.


20. NOTICES. Any notices required or permitted by this Agreement or given in connection with this Agreement, will be in writing and may be by personal delivery or by private messenger service receipt enclosed with telefaxed copy at the addresses and telefax numbers set forth on the cover page of this Agreement.


21. SEVERABILITY. If any provisions of this Agreement is contrary to, or its performance is prohibited by any applicable local, state or Federal law or regulation, such provision will be deemed severable and only the performance of such provision will be suspended accordingly, and all other provisions of this Agreement will remain in full effect.


22. LIMIT OF LIABILITY. Company will not, by reason of any termination of this Agreement which is in compliance with the terms of Section 15, be liable for any claims for compensation, reimbursement or damages or any other claims on account of loss of prospective profits on anticipated sales, or on account of expenditures or damages, leases or commitments in connection with the business or goodwill of Dealer, resulting from or arising out of such termination. Dealer hereby waives any rights it may have with respect to damages it may suffer should this Agreement be terminated in compliance with Section 15. Dealer expressly reserves its rights to claim damages should this Agreement be terminated by the Company in contravention with the provisions of Section 15 of this Agreement.

23.      ASSIGNMENT:

         (a) By Dealer. This Agreement will inure to the benefit of, and be binding upon, Dealer and its successors and assigns, but will not be assignable by Dealer without the prior written consent of Company. Such content shall not be reasonably withheld as long as any assignee agrees to be bound by the terms of this Agreement. However, the Company hereby specifically agrees to the assignment of Dealer's rights and obligations pursuant to this Agreement to any of the entities set forth in Section 1(d) without consent of the Company. Dealer shall only be obligated to notify the Company in writing of the effective date of assignment, name, addresses and other relevant contact information required for the fulfillment of the obligations set forth in this Agreement.

         (b) By the Company. Company shall have the right to freely assign its rights to a Mexican Sales Subsidiary owned or controlled by the Company, at any time after the execution of this Agreement, without consent of the Dealer, its successors or assigns. Company shall only be obligated to notify the Dealer in writing of the effective date of assignment, name, addresses and other relevant contact information required for the fulfillment of the obligations set forth in this Agreement.


24. PURCHASES PRIOR TO EXECUTION OF THIS AGREEMENT. Any purchases of HYUNDAI Trailers prior to the execution of this Agreement by any entity set forth in
Section 1(d) shall *** and shall be counted towards Dealer's purchase
                   ===
obligations set forth in Section 14.


25. GOVERNING LAW, JURISDICTION. This Agreement will be deemed entered into and will be construed and enforced in accordance with the laws of the State of California, without regard to principles of conflicts of law. Any controversy or claim arising out of or relating to this Agreement shall be determined by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association. The number of arbitrators shall be three. The place of arbitration shall be San Diego, California, USA. The language shall be English.


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         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                                 DEALER:
                                                 CAPSOURCE FINANCIAL, INC.


                                                 By:____________________________
                                                       Fred C. Boethling
                                                 Its President and Director

                                                 COMPANY:
                                                 HYUNDAI PRECISION AMERICA, INC.


                                                 By: ___________________________

                                                 Its ___________________________


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                                    EXHIBIT A

AREA OF RESPONSIBILITY: Company hereby assigns the United Mexican States to Dealer as its Area of Responsibility. For the term of this Agreement, Company agrees not to assign any other dealerships in the Dealer's Area of Responsibility or allow any other entity or person in the Dealer's Area of Responsibility to purchase Hyundai Trailers from the Company for the primary purpose of reselling such Hyundai Trailers.

SALES FORECAST AMOUNT:

***
===

***
===




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                                    EXHIBIT B

                [copy of warranty/warranty to be as favorable as
                  Utility warranty currently in use in Mexico]





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                                    EXHIBIT C

                       [Hyundai Warranty Procedure Manual]




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